Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF MAGNOLIA

On July 31, 2018 (the “Closing”) Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), consummated its business combination with EnerVest, Ltd.’s (“EnerVest”) South Texas Division (the “Business Combination”). In connection with the consummation of the Business Combination, the Company changed its name from TPG Pace Energy Holdings Corp. to Magnolia Oil & Gas Corporation.

The unaudited pro forma condensed combined consolidated statement of operations of the Company for the year ended December 31, 2018 combines the historical statement of operations of the Company and certain oil and natural gas assets located primarily in the Karnes County portion of the Eagle Ford Shale in South Texas (the “Karnes County Business”) which were contributed to the Company by certain affiliates of EnerVest (the “Karnes County Contributors”) in connection with the Business Combination for the period from January 1, 2018 through July 30, 2018, the historical statement of revenues and direct operating expenses of certain oil and natural gas assets located primarily in the Giddings Field of the Austin Chalk (the “Giddings Assets”) purchased by the Company from certain affiliates of EnerVest (the “Giddings Sellers”) in connection with the Business Combination for the period from January 1, 2018 through July 30, 2018, and the historical revenue and direct operating expenses of certain oil and natural gas assets acquired by the Karnes County Contributors on March 1, 2018 (the “Subsequent GulfTex Assets”) for the period from January 1, 2018 to March 1, 2018, giving effect to the Business Combination and related transactions listed below (collectively, the “Transactions”) as if they had been consummated on January 1, 2018. As discussed further in the notes to these unaudited pro forma condensed combined consolidated financial statements, the “Transactions” for purposes hereof include the following:

a.	the Company’s operating results from the Closing through December 31, 2018;

b.

the acquisition by the Company of the Karnes County Business, the Giddings Assets and a 35% membership interest (the “Ironwood Interest”, together with the Karnes County Business and the Giddings Assets, the “Target Assets”) in Ironwood Eagle Ford Midstream, LLC, a Texas limited liability company (“Ironwood Eagle Ford Midstream”) in connection with the Business Combination; and

c.	the issuance of $400 million aggregate principal amount of the Company’s 6.0% senior notes due 2026 (the “Senior Notes”).

Specifically, the historical financial statements have been adjusted in these unaudited pro forma condensed combined consolidated financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined consolidated statement of operations, expected to have a continuing impact on the Company’s results following the completion of the Transactions.

The unaudited pro forma condensed combined consolidated statement of operations has been developed from and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements;

b.

the historical audited financial statements of the Company for the period from July 31, 2018 through December 31, 2018, included in the Company’s Form 10-K (the “10-K”); filed with the SEC on February 27, 2019;

c.	the historical audited financial statements of the Karnes County Business for the period from January 1, 2018 through July 30, 2018, included in the 10-K;

d.

the historical unaudited statement of revenues and direct operating expenses of the Giddings Assets for the six months ended June 30, 2018, attached as Exhibit 99.3 in the Company’s Current Report on Form 8-K filed with the SEC on August 14, 2018 (the “Current Report”); and

e.

other information relating to the Company, the Target Assets and the Transactions included in the 10-K, the Definitive Proxy Statement relating to the Business Combination filed with the SEC on July 2, 2018, and the Current Report.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined consolidated statement of operations are described in the accompanying notes. The unaudited pro forma condensed combined consolidated statement of operations has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the date indicated. Further, the unaudited pro forma condensed combined consolidated statement of operations does not purport to project the future operating results or financial position of the Company.

Magnolia Oil & Gas Corporation

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Year Ended December 31, 2018

(in thousands, except share information)

	Magnolia Oil & Gas Corporation	TPG Pace Energy Holdings, Inc.	Karnes County Business	Giddings Assets	Subsequent GulfTex Assets	Pro Forma Adjustments		Pro Forma
	(a)	(b)	(c)	(d)	(e)
REVENUES:
Oil revenues	$342,093	$—	$399,124	$40,063	$22,292	$—		$803,572
Gas revenues	42,979	—	22,135	16,016	1,076	(2,753)	(f)	79,453
NGL revenues	48,146	—	27,927	15,215	1,364	(395)	(f)	92,257

Total revenues	433,218	—	449,186	71,294	24,732	(3,148)		975,282
OPERATING COSTS AND EXPENSES:
Lease operating expenses	30,753	—	23,513	16,745	830	—		71,841
Gathering, transportation and processing	14,445	—	12,929	2,426	750	(3,148)	(f)	27,402
Taxes other than income	23,170	—	23,763	4,343	1,161	—		52,437
Exploration costs	11,882	—	492	204	—	(11,000)	(g)	1,578
Asset retirement obligations accretion	1,668		104	—	—	2,231	(h)	4,003
Depreciation, depletion and amortization	177,890		137,871	—	—	73,529	(i)	389,290
Amortization of intangibles	6,044		—			8,462	(j)	14,506
General and administrative expenses	28,801	—	12,710	—	—	20,072	(k)	61,583
Transaction related expenses	24,607	11,916	—	—	—	(36,523)	(l)	—

Total operating costs and expenses	319,260	11,916	211,382	23,718	2,741	53,623		622,640

OPERATING INCOME (LOSS)	113,958	(11,916)	237,804	47,576	21,991	(56,771)		352,642
OTHER INCOME (EXPENSE), NET
Income from equity method investees	773	—	711	—	—			1,484
Interest (expense)	(12,454)	—	—	—	—	(17,135)	(m)	(29,589)
Gain (loss) on derivatives, net	—	—	(18,127)	—	—	18,127	(n)	—
Other income (expense), net	(8,374)	—	(50)	—	46	6,700	(o)	(1,678)

Total other income (expense), net	(20,055)	—	(17,466)	—	46	7,692		(29,783)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	93,903	(11,916)	220,338	47,576	22,037	(49,079)		322,859
INCOME TAX EXPENSE	11,455	—	1,785	—	—	29,630	(p)	42,870

NET INCOME	82,448	(11,916)	218,553	47,576	22,037	(78,709)		279,989

LESS: Net income attributable to non-controlling interests	43,353	—	—	—	—	76,331	(q)	119,684

NET INCOME ATTRIBUTABLE TO STOCKHOLDERS	$39,095	$(11,916)	$218,553	$47,576	$22,037	$(155,040)		$160,305

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (l)
BASIC	154,527							151,066

DILUTED	158,232							154,771

NET INCOME PER COMMON SHARE (l)
BASIC	$0.25							$1.06

DILUTED	$0.25							$1.04

The accompanying notes are an integral part of these unaudited

Pro forma condensed combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF OPERATIONS

1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined consolidated statement of operations has been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with the Company as the acquiring entity. Under the acquisition method of accounting, the Target Assets will be recorded at and depleted based on their fair values measured as of the acquisition date.

The unaudited pro forma condensed combined consolidated statement of operations should be read in conjunction with (i) the Company’s historical audited financial statements as of December 31, 2018, included in the 10-K, (ii) the Karnes County Business’s historical audited financial statements for the period from January 1, 2018 through July 30, 2018, included in the 10-K; and (iii) the historical unaudited statements of revenues and direct operating expenses of the Giddings Assets for the six months ended June 30, 2018 attached as Exhibit 99.3 to the Current Report.

The pro forma adjustments represent management’s estimates based on information available as of the date of condensed combined consolidated statement of operations. The unaudited pro forma condensed consolidated statements of operations presented herein are not indicative of the Company’s operations going forward.

2. Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations for the Year Ended December 31, 2018:

a.	Represents the Company’s historical statement of operations for the period from July 31, 2018 (Closing) to December 31, 2018.

b.	Represents the Company’s historical results of operations for the period from January 1, 2018 to July 30, 2018.

c.	Represents the Karnes County Business’s historical statement of operations for the period from January 1, 2018 through July 30, 2018.

d.	Represents the Giddings Assets revenues and direct operating expenses for the period from January 1, 2018 through July 30, 2018.

e.	Represents the Subsequent GulfTex Assets revenues and direct operating expenses for the period from January 1, 2018 through March 1, 2018.

f.

Represents (i) the adjustments to revenues and (ii) gathering, transportation and processing expenses related to ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”). The Company adopted accounting principles under Topic 606 in 2018. The Karnes County Business and the Giddings Assets had not adopted these principles as of the Closing, therefore, the adjustments are made to conform the adoption of Topic 606 for the financial results presented for the Karnes County Business and the Giddings Assets.

g.	Represents the reversal of a nonrecurring charge related to a seismic licensing fee which resulted directly from the Business Combination.

h.	Represents the adjustment to record retirement obligations accretion expense with respect to the Target Assets, had the Transactions been consummated on January 1, 2018.

i.	Represents the adjustment to record additional depreciation, depletion, and amortization expense with respect to the Target Assets, had the Transactions been consummated on January 1, 2018.

j.

Represents the adjustment to record amortization for one year of the fair value of the intangible asset associated with the non-competition agreement entered into with EnerVest in connection with the Business Combination.

k.	Represents the adjustment to record general and administrative expenses with respect to the Target Assets, had the Transactions been consummated on January 1, 2018.

l.	Represents the adjustment to eliminate historical nonrecurring transaction expenses.

m.

Represents (i) interest expense attributable to the issuance of the $400.0 million aggregate principal amount of the Senior Notes, including amortization of estimated debt issue costs, had the issuance occurred on January 1, 2018 and (ii) commitment fees and amortization of debt issuance costs related to the Company’s undrawn reserve-based credit facility.

n.	Represents the elimination of Karnes County Business’ historical results from derivative activities. The Company does not engage in hedging activities.

o.

Represents the elimination of the $6.7 million loss related to the difference in fair market value of the earnout related to the Giddings Assets purchase recorded as part of the Business Combination and the payment made on September 28, 2018 to fully settle the earnout agreement.

p.

Represents the associated income tax effect on the interest in the historical results of the Target Assets and the pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 21%, which reflects the corporate rate enacted at the pro forma period dates.

q.

Represents net income attributable to non-controlling interests. The non-controlling interest represents the ownership of Magnolia Oil & Gas Parent LLC, a Delaware limited liability company (“Magnolia LLC”), by the Karnes County Contributors. The Company’s majority ownership interest percentage of 62.93% is based on the proportionate amount of the Company’s Class A Common Stock shares outstanding to the total shares outstanding, inclusive of Class A Common Stock and Class B Common Stock.